Exhibit 10.5

CERTIFICATE OF DISSOLUTION

of

NANOTECHNICA, INC.

The undersigned hereby certify that:

1.	We constitute a majority of the directors now in office of Nanotechnica, Inc., a California corporation, number C2658380.

2.	The corporation has been completely wound up.

3.	The corporation’s known debts and liabilities have been adequately provided for by their assumption by Arrowhead Research Corporation, 1118 East Green St., Pasadena, CA 91106.

4.	Arrowhead Research Corporation assumes the tax liability, if any, of the dissolving corporation as security for the issuance of a Tax Clearance Certificate from the Franchise Tax Board and is responsible for additional corporate taxes, if any, that are assessed and that become due after the date of the assumption of the tax liability.

5.	The corporation’s known assets have been distributed to the persons entitled thereto.

6.	The corporation is dissolved.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed this 17th day of June, 2005, at Pasadena, California.

/s/ R. Bruce Stewart
R. Bruce Stewart, Director

/s/ Edward W. Frykman
Edward W. Frykman, Director